
                                                                      Exhibit 12
                                                                      ----------

Hawaiian Electric Industries Capital Trust I
HEI Preferred Funding, LP
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SECURITIES OR LIMITED PARTNER DISTRIBUTIONS
(unaudited)

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
                                                       Hawaiian Electric
                                                         Industries                                          HEI Preferred
                                                       Capital Trust I                                         Funding, LP
                                           --------------------------------------------           ----------------------------------
                                                                     For the                                              For the
                                                                     period                                               period
                                                                   February 4,                                          February 4,
                                            Three                     1997                        Three                    1997
                                            months                (inception)                     months               (inception)
                                             ended                      to                         ended                     to
                                            March 31,                March 31,                    March 31,               March 31,
(dollars in thousands)                        1998                     1997                         1998                    1997
------------------------------------------------------------------------------------------------------------------------------------


Earnings.........................             $2,155                   $1,317                      $2,526                   $1,534
                                   ===================     ====================           =================     ====================


Fixed charges....................             $   --                   $   --                      $   --                   $   --
Preferred securities
  or limited partner distributions             2,090                    1,277                       2,155                    1,317
                                   -------------------     --------------------           -----------------     --------------------


TOTAL COMBINED FIXED CHARGES
  AND PREFERRED SECURITIES OR
  LIMITED PARTNER DISTRIBUTIONS...            $2,090                   $1,277                      $2,155                   $1,317
                                   ===================     ====================           =================     ====================


RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES OR LIMITED PARTNER
  DISTRIBUTIONS...................              1.03                     1.03                        1.17                     1.16
                                   ===================     ====================           =================     ====================
